Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation

Madison County Bank	100%	Federal

SUBSIDIARIES OF MADISON COUNTY BANK

Subsidiary	Ownership	State of Incorporation

Bush and Roe Financial, Inc.	100%	Nebraska